Exhibit 10.6

PLEDGE AND SECURITY AGREEMENT
(Subsidiary)

THIS PLEDGE AND SECURITY AGREEMENT (as renewed, extended, amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is executed as of January 2, 2019, by Martin Transport, Inc., a Texas corporation (“Debtor”), whose address is 4200 Stone Road, Kilgore, Texas 75662, for the benefit of ROYAL BANK OF CANADA (in its capacity as “Collateral Agent” for the Lenders and the Lender Swap Parties), as “Secured Party,” whose address is 4th Floor, 20 King Street West, Toronto, Ontario M5H 1C4.

1.RECITALS. Pursuant to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as the same may be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Martin Operating Partnership L.P., a Delaware limited partnership, as borrower (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership, as guarantor, the various financial institutions that are, or may from time to time become, parties thereto (each individually a “Lender,” and collectively, the “Lenders”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent, the Lenders have agreed to make Loans for the account of Borrower.

Debtor is a subsidiary of the Borrower. Debtor has agreed to guarantee the obligations of the Borrower under the Credit Agreement and to secure its guaranteed obligations by the pledge of its assets hereunder. It is in the best interests of Debtor to guarantee the obligations of the Borrower under the Credit Agreement and to secure such guaranty by executing this Security Agreement inasmuch as Debtor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement.

Debtor has duly authorized the execution, delivery and performance of this Security Agreement, and this Security Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery hereof is a condition precedent to the Lenders’ obligations to extend credit under the Loan Documents. Therefore, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as herein set forth.

2.CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided, that if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the definition in the Credit Agreement shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

“Borrower” has the meaning set forth in the first recital hereof.

“Cash Collateral Account” has the meaning set forth in Paragraph 8(h) hereof.

“Collateral” has the meaning set forth in Paragraph 4 hereof.

“Collateral Agent” has the meaning set forth in the introductory paragraph hereof.

“Collateral Note Security” has the meaning set forth in Paragraph 4 hereof.

“Collateral Notes” has the meaning set forth in Paragraph 4 hereof.

“Commodity Account” means any “commodity account,” as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

“Control Agreement” means, with respect to any Collateral consisting of investment property, Commodity Accounts, Deposit Accounts, Security Accounts, electronic chattel paper, and letter-of-credit rights, an agreement evidencing that Secured Party has “control” (as defined in the UCC) of such Collateral which agreement shall be in form and substance satisfactory to the Secured Party.

“Copyrights” has the meaning set forth in Paragraph 4 hereof.

“Credit Agreement” has the meaning set forth in the first recital hereof.

“Deposit Accounts” has the meaning set forth in Paragraph 4 hereof.

“Intellectual Property” has the meaning set forth in Paragraph 4 hereof.

“Lender” has the meaning set forth in the first recital hereof.

“Material Agreements” means, collectively, current and future “Material Agreements” (as defined in the Credit Agreement) to which Debtor is a party.

“Obligations” means, collectively, (a) the Obligations as such term is defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement or any Guaranty assuring payment of all or any part of the Obligations; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by one or more Lenders to Borrower under the Credit Agreement.

“Obligor” means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

“Partnerships/Limited Liability Companies” means (a) those partnerships and limited liability companies listed on Annex B-1 attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, or limited liability company formed as a result of the restructure, reorganization, or amendment of the Partnerships/Limited Liability Companies described in clause (a) herein.

“Partnership/Limited Liability Company Agreements” means the partnership agreements, joint venture agreements, or organizational agreements for the Partnerships/Limited Liability Companies (together with any modifications, amendments or restatements thereof), and “Partnership/Limited Liability Company Agreement” means any one of the Partnership/Limited Liability Company Agreements.

“Partnership/Limited Liability Company Interests” means all of Debtor’s Right, title and interest in the Partnership/Limited Liability Companies now or hereafter accruing under the Partnership/Limited Liability Company Agreements, including, without limitation, all rights with respect to distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships/Limited Liability Companies and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships/Limited Liability Companies.

“Patents” has the meaning set forth in Paragraph 4 hereof.

“Pledged Securities” means, collectively, the Pledged Shares and any other Collateral constituting securities.

“Pledged Shares” has the meaning set forth in Paragraph 4 hereof.

“Rights” means rights, remedies, powers, privileges and benefits.

“Securities Account” means any “securities account”, as such term is defined in Section 8.501(a) of the UCC, and all sub-accounts thereof.

“Security Interest” means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.

“Trademarks” has the meaning set forth in Paragraph 4 hereof.

“UCC” means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

“Vessel Charters” has the meaning set forth in Paragraph 4 hereof.

“Vessels” means collectively, all vessels owned by Debtor from time to time, including without limitation those vessels listed on Annex B-4 hereto, and including any of such vessels.

3.SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable Laws), Debtor hereby grants to Secured Party a security interest in all of Debtor’s Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and collaterally assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and collateral assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or collateral assignment of any specific item of the Collateral is expressly prohibited by, or would cause a default under or termination, avoidance or forfeiture of, any contract, license, law or regulation, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC, such contract, license, regulation or other applicable Law, but is otherwise limited by that prohibition.

4.COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:

(a)All personal property and fixture property of every kind and nature including, without limitation, all accounts, chattel paper (whether tangible or electronic), goods (including inventory, equipment, and any accessions thereto), software (specifically including, but not limited to, accounting software), instruments, investment property, documents, deposit accounts, money, commercial tort claims set forth on Annex B-1, letters of credit or letter-of-credit rights, supporting obligations, tax refunds, and general intangibles (including payment intangibles);

(b)All Rights, titles, and interests of Debtor in and to all outstanding stock, equity, or other investment securities owned by Debtor, including, without limitation, all capital stock of each Subsidiary of Debtor set forth on Annex B-1 (such capital stock and equity interests in each Subsidiary of Debtor being hereinafter referred to as “Pledged Shares”);

(c)All Rights, titles, and interests of Debtor in and to all promissory notes and other instruments payable to Debtor, including, without limitation, all inter-company notes from Subsidiaries and those set forth on Annex B-1 (“Collateral Notes”) and all Rights, titles, interests, and Liens Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including, without limitation, those set forth on Annex B-1 (“Collateral Note Security”);

(d)The Partnership/Limited Liability Company Interests and all Rights of Debtor with respect thereto, including, without limitation, all Partnership/Limited Liability Company Interests set forth on Annex B-1 and all of Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Partnership/Limited Liability Company Interests;

(e)(i) All United States and foreign copyrights (including community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, including derivative works and also including, without limitation, the copyrights set forth on Annex B-2; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Copyrights”);

(f)(i) All patents, patent applications, patent licenses, and patentable inventions of Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Patents”);

(g)(i) All trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, internet domain names, service marks, certification marks, collective marks, logos, other business identifiers, designs and general intangibles of a like nature, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by Debtor (“Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);

(h)(i) All of Debtor’s Rights, titles, and interests in and to all Material Agreements and other contracts and agreements of Debtor (together with the Material Agreements, “Agreements”), including, without limitation, all Rights of Debtor to receive moneys due and to become due under or pursuant to the Agreements, (ii) all rights of Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Agreements, (iii) all claims of Debtor for damages arising out of or for breach of or default under the Agreements, and (iv) all rights of Debtor to compel performance and otherwise exercise all rights and remedies under the Agreements;

(i)All of Debtor’s rights under contracts for the use of Vessels and all charters of all Vessels (such management agreements, contracts and charters, collectively, the “Vessel Charters”), including rights to terminate Vessel Charters pursuant to the terms thereof and to compel performance of terms thereof, whether in effect as of the date hereof or entered into at any time hereafter), rights to the payment of money, rights to compel payment of hire and other monies due under the Vessel Charters, including, but not limited to, all freight, hire, earnings and charter payments, and all claims for damages arising out of the breach or termination thereof;

(j)All personal and fixture property of every kind and nature arising out of, resulting from the operation of, or related to the Vessels which are presently or may hereafter be subject to a U.S. Vessel Mortgage (collectively, the “Mortgaged Vessels”), including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, goods, all insurance, including without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs in respect of the Mortgaged Vessels, or any of them, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurance, all other rights of Debtor under or in respect of said insurance, and any proceeds of any of the foregoing, including, without limitation, those arising from the actual or constructive loss of, or the requisition (whether of title or use), condemnation, sequestration, seizure, forfeiture or other taking of, the Mortgaged Vessels, tort claims and all vessels (including all offshore service vessels), barges and tugs, together with all engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, spare parts, furniture, equipment and gear and all other appurtenances thereto, appertaining or belonging, whether on board or not, and any and all additions, improvements and replacements thereof hereafter made;

(k)All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by such Debtor (collectively, the “Vehicles”);

(l)Any and all deposit accounts, bank accounts, Commodity Accounts, investment accounts, or Securities Accounts, now owned or hereafter acquired or opened by Debtor, including, without limitation, any such accounts set forth on Annex B-1, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein (the “Deposit Accounts”);

(m)All permits, licenses and other authorizations (“Authorizations”) issued by any governmental authority, to the extent and only to the extent that the grant of a security interest in any such Authorization does not result in the forfeiture of, or default under, any such Authorization;

(n)All present and future distributions, income, increases, and profits with respect to, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

(o)All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and

(p)All present and future security for the payment to Debtor or any Subsidiary of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.

Notwithstanding anything to the contrary contained herein, Debtor shall not be required to take any action with respect to the perfection of the security interests in cash or assets in Deposit Accounts, and Debtor shall not be required to enter into any Control Agreement with respect to cash or assets in Deposit Accounts.
The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.
5.REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

(a)General. Certain representations and warranties in the Credit Agreement are applicable to Debtor or its assets or operations, and each such representation and warranty is true and correct in all material respects.

(b)Binding Obligation/ Perfection. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements pursuant to Article 9 of the UCC, once those Financing Statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected. Such Security Interest will constitute a first-priority Lien on such Collateral (other than fixtures), subject only to Permitted Liens. With respect to Collateral consisting of investment property (other than Pledged Securities covered by Paragraph 5(j) hereof), Deposit Accounts, electronic chattel paper, letter-of-credit rights, and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed Control Agreement with respect to such Collateral, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Permitted Liens. None of the Collateral has been delivered nor control with respect thereto given to any Person, other than the Collateral Agent. Other than the Financing Statements and Control Agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens, control agreements otherwise permitted under the Loan Documents and Liens being released on the date hereof. Except as set forth in Paragraph 3 hereof, the creation of the Security Interest does not require the consent of any Person that has not been obtained.

(c)Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.

(d)Location. As of the date hereof (i) Debtor’s principal place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor’s books and records concerning any of the Collateral that is accounts is as set forth on Annex A hereto; (ii) the location of Debtor’s inventory with a fair market value in excess of $1,000,000 in the aggregate and equipment with an orderly liquation value in excess of $1,000,000 in the aggregate is as set forth on Annex A hereto; (iii) each such location of inventory and collateral listed on Annex A is owned by Debtor or, if not owned by Debtor, is leased or otherwise used by Debtor pursuant to a lease, storage contract or other contract with the Person named on Annex A; and (iv) except as noted on Annex A hereto, all such books, records, equipment and inventory are in Debtor’s possession.

(e)Governmental Authority. Other than the filing of Financing Statements contemplated hereby and appropriate filings to perfect the Security Interest in the Intellectual Property, Vessels and Vehicles, no Authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally).

(f)Maintenance of Collateral. All Vessels are in the condition required by Section 6.14 of the Credit Agreement and all assets necessary to Debtor’s business are in the repair and condition required by Section 6.06 of the Credit Agreement.

(g)Ownership of Property; Liens. Debtor owns, leases or has valid rights to use all presently existing Collateral, and will acquire or lease all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

(h)Collateral. As of the date hereof, Annex B-1 accurately lists all Collateral Notes, Collateral Note Security, Pledged Shares, Partnership/Limited Liability Company Interests, commercial tort claims, and Deposit Accounts, and Schedule 1.01(c) of the Credit Agreement accurately lists all Material Agreements in which Debtor has any Rights, titles, or interest (but such failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).

(i)Instruments, Chattel Paper, Collateral Notes and Collateral Note Security. As of the date hereof, all instruments and chattel paper with a principal amount in excess of $1,000,000, including, without limitation, the Collateral Notes, have been delivered to Secured Party, together with corresponding endorsements duly executed by Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms.

(j)Pledged Securities; Pledged Shares. All Pledged Shares are duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed hereunder and by applicable securities and corporate Laws. As of the date hereof, the Pledged Shares securing the Obligations constitute 100% of the issued and outstanding common stock or other equity interests of each Subsidiary. Debtor has good title to the Pledged Securities, free and clear of all Liens and encumbrances thereon (except for the Security Interest created hereby), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms, or (ii) to the extent such Pledged Securities are uncertificated, an executed Acknowledgment of Pledge with respect to such Pledged Securities. The pledge of the Pledged Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Pledged Securities securing payment of the Obligations. Debtor is the record and beneficial owner of the Pledged Shares and Pledged Securities owned by it free of all Liens, rights, or claims of other Persons other than Permitted Liens, and there are no outstanding warrants, options, or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Shares or Pledged Securities. No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder, or any other trust beneficiary is necessary or desirable in connection with the creation, perfection, or first priority status of the Security Interest in any Pledged Share or any Pledged Securities or the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof, other than such as have been obtained and are in full force and effect. None of the Pledged Shares or Pledged Securities are or represent interests in issuers that (a) are registered as investment companies, or (b) are dealt in or traded on securities exchanges or markets.

(k)Partnership/Limited Liability Company Interests. Each Partnership/Limited Liability Company issuing a Partnership/Limited Liability Company Interest is currently existing and in good standing under all applicable Laws; there have been no amendments to any Partnership/Limited Liability Company Agreement, of which Secured Party has not been advised in writing; as of the date hereof, no event of default, default, breach or potential default has occurred and is continuing under any Partnership/Limited Liability Company Agreement; and no approval or consent of the partners of any Partnership/Limited Liability Company is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership/Limited Liability Company Interests free and clear of all Liens and encumbrances (except for the Security Interest granted hereby). The Partnership/Limited Liability Company Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Partnership/Limited Liability Company Agreements or applicable securities Laws. All capital contributions required to be made by Debtor by the terms of the Partnership/Limited Liability Company Agreements for each Partnership/Limited Liability Company have been made. No limited liability company interests are evidenced by certificates.

(l)Material Agreements. As of the date hereof: (i) each Material Agreement is in full force and effect, (ii) there have been no amendments, modifications, or supplements to any Material Agreement of which Secured Party has not been advised in writing, and (iii) no material event of default, default, breach or potential default by Debtor or, to Debtor’s knowledge, by any other party thereto has occurred and is continuing under any Material Agreement, except as disclosed on Annex B-3 hereto. As used in this clause (l), “material” means could reasonably be expected to have a Material Adverse Effect.

(m)Deposit Accounts. With respect to the Deposit Accounts, (i) Debtor maintains each Deposit Account with the banks listed on Annex B-1 hereto, (ii) Debtor has the legal Right to pledge and assign to Secured Party the funds deposited and to be deposited in each such Deposit Account, and (iii) the Deposit Accounts set forth on Annex B-1 represent all of the Deposit Accounts of Debtor.

(n)Intellectual Property.

(i)All of the Intellectual Property is subsisting, valid, and enforceable, except to the extent that such failure could not be reasonably expected to have a Material Adverse Effect. The information contained on Annex B-2 hereto is true, correct, and complete. As of the date hereof, all issued Patents, Patent applications, registered Trademarks, Trademark applications, registered Copyrights, and Copyright applications of Debtor material to the operation of Debtor’s business are identified on Annex B-2 hereto.

(ii)Debtor is the sole and exclusive owner of the entire and unencumbered Right, title, and interest in and to the Intellectual Property material to the operation of Debtor’s business free and clear of any Liens, including, without limitation, any pledges, assignments, licenses, user agreements, and covenants by Debtor not to sue third Persons, other than Permitted Liens or licenses permitted by Paragraph 8(c) hereof.

(iii)Each of the Patents and Trademarks identified on Annex B-2 hereto has been properly registered with the United States Patent and Trademark Office and in corresponding offices throughout the world (where appropriate) and each of the Copyrights identified on Annex B-2 hereto has been properly registered with the United States Copyright Office and in corresponding offices throughout the world (where appropriate). Debtor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and Taxes to maintain each and every item of the Intellectual Property material to such Debtor's business in full force and effect throughout the world, as applicable.

(iv)To Debtor’s knowledge, no claims with respect to the Intellectual Property material to the operation of Debtor’s business have been asserted and are pending (i) to the effect that the sale, licensing, pledge, or use of any of the products of Debtor’s business infringes any other party’s valid copyright, trademark, service mark, trade secret, or other intellectual property Right, (ii) against the use by Debtor of such Intellectual Property, or (iii) challenging the ownership or use by Debtor of any of the Intellectual Property that Debtor purports to own or use, nor, to Debtor’s knowledge, is there a valid basis for such a claim described in this Paragraph 5(n)(iv).

The foregoing representations and warranties will be true and correct in all material respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.
6.COVENANTS. So long as any Lenders are committed to make Credit Extensions under the Credit Agreement, and until the Obligations are paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:

(a)Credit Agreement. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 10.05 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTIONS 10.15 and 10.16 OF THE CREDIT AGREEMENT.

(b)Information/Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Documents, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records in accordance with Section 6.10 of the Credit Agreement, and furnish to Secured Party, at such intervals as Secured Party may reasonably request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral. In addition, from time to time at the request of Secured Party, deliver to Secured Party such information regarding Debtor as Secured Party may reasonably request.

(c)Perform Obligations. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its Rights or remedies hereunder shall not release

Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d)Notices. (i) Promptly notify Secured Party (A) of any material claim, action, or proceeding affecting title to all or any of the Collateral, (B) of any material damage to or loss of Collateral, (C) of the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could reasonably be expected to have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder, or (D) of the commencement and termination of any period during which any Vessel is requisitioned.

(ii)    Give Secured Party five (5) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) except as otherwise permitted in the Credit Agreement, change of its name or identity or conversion into another form of legal entity, (C) relocation of the place where its books and records concerning its accounts are kept, or (D) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral, and will not make any of such changes unless all amendments to lien filings have been made that are necessary to continue and maintain the existence and priority of such Security Interests.
(iii)    Together with each Compliance Certificate delivered pursuant to Section 6.02(a) of the Credit Agreement, deliver to Secured Party updated Annexes, if any of the information on the Annexes hereto is no longer correct in any material respect.
Debtor’s failure to give to Secured Party notices as required herein, or to fully describe the Collateral on any annex hereto, shall not impair Secured Party’s interest in the Collateral.
(e)Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or documents at any time received by Debtor and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, Pledged Securities, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

(f)Control. Execute all documents and take any action required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral consisting of investment property, uncertificated Pledged Securities (with respect to which the execution of an Acknowledgement of Pledge shall be sufficient), and letter-of-credit rights. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and, at the request of Secured Party, take such action as Secured Party may reasonably request to vest in Secured Party control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(g)Further Assurances. At Debtor’s expense and Secured Party’s request, (i) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (ii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.

(h)Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral, other than Permitted Liens, and shall defend Debtor’s Rights in the Collateral and Secured Party’s Security Interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens.

(i)Estoppel and Other Agreements and Matters. Upon the request of Secured Party, use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel.

(j)Fixtures. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, use commercially reasonable efforts to furnish to Secured Party, upon reasonable demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

(k)Certificates of Title. Upon the request of Secured Party, if certificates of title are issued or outstanding with respect to any of the Vehicles or other Collateral, cause the Security Interest to be properly noted thereon.

(l)Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, agree that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7‑104 of the UCC), unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

(m)Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner inconsistent with the provisions or requirements of any policy of insurance thereon or in any manner contrary to the standard of care typical in the industry for the operation and maintenance of such Collateral.

(n)Collateral Notes and Collateral Note Security. Without the prior written consent of Secured Party, after the occurrence of and during the continuation of an Event of Default, not (i) modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security, or (ii) release any Collateral Note Security unless paid in full or otherwise specifically required by the terms thereof. Debtor shall promptly notify Secured Party of any extensions of or material amendments to any Collateral Notes.

(o)Securities. Except as otherwise permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities; to the extent any issuer of any Pledged Securities is controlled by Debtor and/or its Affiliates, not permit such issuer to issue any additional shares of stock or other securities in addition to or in substitution for the Pledged Securities, except issuances to Debtor on terms acceptable to Secured Party; pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(p)Partnerships/Limited Liability Companies and Partnership/Limited Liability Company Interests. (i) Comply in all material respects with each material requirement and condition set forth in the contracts and agreements creating or relating to any Partnership/Limited Liability Company, (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships/Limited Liability Companies in full force and effect (except as otherwise permitted by the Credit Agreement) and the Rights of Debtor and Secured Party thereunder unimpaired, (iii) pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional Partnership/Limited Liability Company Interests of any Partnership/Limited Liability Company granted to Debtor as required pursuant to Section 6.17(a) of the Credit Agreement, (iv) deliver to Secured Party a fully-executed Acknowledgment of Pledge, substantially in the form of Annex C, for each Partnership/Limited Liability Company Interest constituting Collateral, if such Partnership/Limited Liability Company Interest represents an interest in a Subsidiary of Debtor, and (v) take any action requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership/Limited Liability Company Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(q)Marking of Chattel Paper. At the request of Secured Party, place a legend acceptable to Secured Party on all chattel paper, indicating that Secured Party has a security interest in the chattel paper.

(r)Modification of Accounts. In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts. Except in the ordinary course of business consistent with prudent business practices and industry standards, without the prior written consent of Secured Party, Debtor shall not, (i) grant any extension of time for any payment with respect to any such account, (ii) compromise, compound, or settle any such account for less than the full amount thereof, (iii) release, in whole or in part, any Person liable for payment of any such account, (iv) allow any credit or discount for payment with respect to any such account, other than trade discounts granted in the ordinary course of business, (v) release any Lien or guaranty securing any such account, or (vi) modify or substitute, or permit the modification or substitution of, any contract to which any of the Collateral which is any such account relates.

(s)Intellectual Property. Except to the extent not required in Debtor’s reasonable business judgment, (i) make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks, (ii) preserve and maintain its material rights in the Intellectual Property and protect the Intellectual Property from infringement, unfair competition, cancellation, or dilution by appropriate action necessary in Debtor’s reasonable business judgment, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property, (iii) not abandon any of the Intellectual Property necessary to the conduct of its business in the exercise of Debtor’s reasonable business judgment, (iv) give Secured Party prompt written notice if Debtor shall obtain Rights to or become entitled to the benefit of any Intellectual Property material to its business and not identified on Annex B-2 hereto, and (v) if a Default or Event of Default exists, use its commercially reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property.

(t)Control of Third Parties. Debtor shall not grant “control” (as defined in the UCC) with respect to any Deposit Account to any Person other than Secured Party and the bank with which the Deposit Account is maintained.

7.DEFAULT; REMEDIES. If an Event of Default exists, Secured Party may, at its election, exercise any and all Rights available to a secured party under the UCC and other applicable law, in addition to any and all other Rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligations any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (as defined in Paragraph 8(h) hereof).

(a)Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this clause.

(b)Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered affect adversely the commercial reasonableness of any sale of the Collateral.

(c)Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)Sales of Pledged Securities.

(i)Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(d) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

(ii)Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the Right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or Right of redemption of Debtor. Debtor, to the extent permitted by applicable Law, hereby specifically waives all Rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

(iii)Debtor agrees that ten (10) days’ written notice from Secured Party to Debtor of Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(iv)In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(v)Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor and its Subsidiaries available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

(e)Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral in accordance with the terms and conditions of the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, Debtor shall remain liable for any deficiency.

(f)Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

8.OTHER RIGHTS OF SECURED PARTY.

(a)Performance. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required by the Loan Documents, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligations.

(b)Collection. If an Event of Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to the Pledged Securities and Partnership/Limited Liability Company Interests, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or payments or distributions with respect to Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon; provided, that as between Debtor and Secured Party, insurance proceeds or other amounts payable by reason of casualty or condemnation shall be subject to the requirements of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof. Subject to Paragraph 8(f) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.

(c)Intellectual Property. For purposes of enabling Secured Party to exercise its Rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license, or sublicense any of the Intellectual Property. Debtor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party. Upon the occurrence and during the continuation of an Event of Default, Secured Party may require that Debtor assign all of its Right, title, and interest in and to the Intellectual Property or any part thereof to Secured Party or such other Person as Secured Party may designate pursuant to documents satisfactory to Secured Party. If no Default or Event of Default exists, Debtor shall have the exclusive, non-transferable Right and license to use the Intellectual Property in the ordinary course of business and the exclusive Right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

(d)Record Ownership of Securities. If an Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.

(e)Voting of Securities. As long as no Event of Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Pledged Securities and Partnership/Limited Liability Company Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document, or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral, to the extent any such amendment, modification or a waiver results in a material adverse effect on the value of the Collateral or any part thereof; and provided further, that Debtor shall give Secured Party at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

(f)Certain Proceeds. Notwithstanding any contrary provision herein, any and all:

(i)dividends, interest, or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;

(ii)dividends, interest, or other distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, or in connection with a reduction of capital, capital surplus, or paid-in-surplus;

(iii)cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral; and

(iv)dividends, interest, or other distributions paid or payable in violation of the Loan Documents;
shall be part of the Collateral hereunder, and shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement (provided, that insurance proceeds or any other amounts payable as a result of casualty or condemnation shall be governed by the terms of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof). Any cash Collateral in the possession of Secured Party may be invested by Secured Party in time deposits or certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P‑1 and A‑1+, respectively, or in Cash Equivalents, as Secured Party may choose. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.
(g)Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default exists.

(h)Cash Collateral Account. If an Event of Default exists and is continuing, Secured Party shall have, and Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts subject to a Control Agreement delivered in connection with the Existing Credit Agreement to a cash collateral account (a “Cash Collateral Account”) maintained with Secured Party or with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by Debtor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and Debtor hereby grants a security interest to Secured Party on behalf of Lenders in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Debtor for deposit therein. Furthermore, if an Event of Default exists, Secured Party shall have the Right, at any time in its discretion without notice to Debtor, (i) to transfer to or to register in the name of Secured Party or any Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations, and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

(i)Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and Right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of Debtor:

(i)to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth herein;

(ii)to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (b) above and this clause (ii);

(iii)to use the Intellectual Property or to grant or issue any exclusive or non-exclusive license under the Intellectual Property to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any other Person;

(iv)to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(v)to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

(vi)to notify post office authorities to change the address for delivery of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and

(vii)(A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct, (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral, (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral, (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral, (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral, (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate, (G) to exchange any of the Collateral for other property upon any merger, division, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine, (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral, (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral, (J) to endorse Debtor’s name on all applications, documents, papers, and instruments necessary or desirable in order for Secured Party to use or maintain any of the Intellectual Property, (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance), (L) to execute on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral, and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the Rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.
(j)Purchase Money Collateral. To the extent that Secured Party or any Lender has advanced or will advance funds pursuant to the Credit Agreement to or for the account of Debtor to enable Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

(k)Subrogation. If any of the Obligations are given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(l)INDEMNIFICATION. DEBTOR HEREBY ASSUMES ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED

HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF DEBTOR OR OF OTHERS. DEBTOR AGREES TO INDEMNIFY, SAVE, AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES (COLLECTIVELY, “CLAIMS”), INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS PARAGRAPH 8(l) WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER.

9.MISCELLANEOUS.

(a)Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders and the L/C Issuer to make Credit Extensions under the Loan Documents, termination of all Letters of Credit and the payment in full of the Obligations (except as otherwise provided in Section 10.01(e) of the Credit Agreement with respect to Obligations under Lender Hedging Agreements); and (ii) inure to the benefit of and be enforceable by Secured Party, Lenders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), Secured Party and Lenders may assign or otherwise transfer any of their respective Rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 10.07 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to Secured Party or Lenders, as the case may be. Upon payment in full of the Obligations, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

(b)Reference to Miscellaneous Provisions. This Security Agreement is one of the “Loan Documents” referred to in the Credit Agreement, and all provisions relating to Loan Documents set forth in Article X of the Credit Agreement (including, without limitation, Section 10.10 therein) are incorporated herein by reference, the same as if set forth herein verbatim.

(c)Term; Release of Liens. Upon the satisfaction of the conditions set forth in Section 10.01(e) of the Credit Agreement, the Collateral Agent shall release the liens created by this Security Agreement in accordance with Section 10.01(d) of the Credit Agreement; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligations is received by such Obligor. At such time as the Liens created by this Security Agreement are to be released pursuant to this paragraph, Secured Party shall, at the request and expense of Debtor following such termination, promptly deliver to Debtor any Collateral held by the Secured Party hereunder, and promptly execute and deliver to such Debtor such documents and instruments as Debtor shall reasonably request to evidence such termination and release as provided in the Credit Agreement. In addition, if any of the Collateral shall be sold, transferred, assigned or otherwise disposed of by Debtor in a transaction permitted by the Credit Agreement, then the Secured Party, at the request and expense of Debtor, shall promptly execute and deliver releases as provided in the Credit Agreement.

(d)Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any Lender to notify Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Lender against Debtor or any new agreement between or among Secured Party or one or more Lenders and Debtor, it being understood that except as expressly provided herein, neither Secured Party nor any Lender shall be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.

(e)Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party or any Lender may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and (iii) all Rights of marshaling in respect of any and all of the Collateral.

(f)Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial or other financing statements and amendments thereto (without the requirement for Debtor’s signature thereon) that (i) indicate the Collateral (A) as “all assets of Debtor”, or words of similar effect; regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization, and any organization identification number issued to Debtor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request.

(g)Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

(h)Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

(i)Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and assigns.

(i)Secured Party is the agent for each Lender under the Credit Agreement, the Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Lender, and Secured Party may, without the joinder of any Lender, exercise any and all Rights in favor of Secured Party or Lenders hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Lender vis-a-vis Secured Party and each other Lender may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor’s heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

(ii)Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

(j)Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE SECURED PARTY AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(k)All notices given pursuant hereto shall be given in the manner set forth in the Credit Agreement, if to Secured Party, to the address of Secured Party therein set forth and if to Debtor, to the following address:

Martin Transport, Inc.
4200 Stone Road
Kilgore, TX 75662
Attn:    Robert D. Bondurant
Chief Financial Officer
Telephone: (903) 983-6250
Facsimile: (903) 983-6403

(l)Non-Liability of Secured Parties. Secured Party shall not have any fiduciary responsibilities to Debtor; and no provision in this Security Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Secured Party to Debtor, or any Subsidiary of any Debtor. Secured Party undertakes no responsibility to Debtor to review or inform Debtor of any matter in connection with any phase of any Debtor’s business or operations.

(m)Severability of Provisions. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

(n)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.
Signature Page to Follow.

EXECUTED as of the date first stated in this Security Agreement.

MARTIN TRANSPORT, INC.,
a Texas corporation, as Debtor

By:
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief                             Financial Officer

ANNEX A TO SECURITY AGREEMENT

DEBTOR INFORMATION AND LOCATION OF COLLATERAL

Exact Legal Name of Debtor:	Martin Transport, Inc.

Mailing Address of Debtor:	4200 Stone Road, Kilgore, Texas 75662

Type of Entity:	Corporation

Jurisdiction of Organization:	Texas

State Issued Organizational Identification Number:	0055985300

Tax ID Number:	75-1756074

Location of Books and Records:	4200 Stone Road
Kilgore, Texas 75662

Location of Inventory with Fair Market Value in Excess of $1,000,000:

None.

Location of Equipment with Fair Market Value in Excess of $1,000,000:

None.

Location of Real Property:

Owned Real Property - Address of Real Estate
MTI BAYTOWN	10850 INTERSTATE 10 E	BAYTOWN	TX	77523
MTI CORPUS CHRISTI	502 FLATO ROAD	CORPUS CHRISTI	TX	78405
MTI LONGVIEW	5146 WEST LOOP 281	LONGVIEW	TX	75603
MTI BATON ROUGE	1616 MENGAL ROAD	BATON ROUGE	LA	70807
MTI BOSSIER CITY	4295 MEADOW LANE	BOSSIER CITY	LA	71111
MTI HATTIESBURG	7604 US HWY 49 N	HATTIESBURG	MS	39401
MTI KENOVA	2200 OAK STREET	KENOVA	WV	25530
MTI SMACKOVER	2346 PERSHING HWY	SMACKOVER	AR	71762
MTI DAYTON	66 E. DAYTON ROAD	ARTESIA	NM	88211
MTI CAMPBELLTON	HWY 281 S	CAMPBELLTON	TX	78008
MTI LAKE CHARLES	124 BUNKER ROAD	LAKE CHARLES	LA	70615

Leased Real Property - Address of Real Estate
MTI KILGORE	2800 N LONGVIEW STREET	KILGORE	TX	75662
MTI BEAUMONT	6030 S. MLK JR. PARKWAY	BEAUMONT	TX	77705
MTI CHANNELVIEW	15551 EAST FREEWAY	CHANNELVIEW	TX	77530
MTI RESERVE	180 POWER BLVD.	RESERVE	LA	70084
MTI STEPHENS	658 OUACHITA 137	STEPHENS	AR	71764
MTI WEST MEMPHIS	5788 US Hwy 70	MARION	AR	72364
MTI CHATTANOOGA	3500 N. HAWTHORNE STREET	CHATTANOOGA	TN	37406
MTI PLAINVIEW	669 CR T	PLAINVIEW	TX	79072
MTI ARCADIA (Parking Only)	662 HWY 147S	ARCADIA	LA	71001
MTI ARCADIA	599 HWY. 147	ARCADIA	LA	71001
MTI KINGSPORT	348 DILLOW	KINGSPORT	TN	37663
MTI LAKE CHARLES	124 BUNKER ROAD	LAKE CHARLES	LA	70615
MTI THEODORE	7778 DAUPHIN ISLAND PKWY	THEODORE	AL	36582
MTI ST. GABRIEL	4250 GEIGY ACCESS ROAD	ST. GABRIEL	LA	71001
MTI JENNINGS	1707 EVANGELINE HWY	JENNINGS	LA	70546

Jurisdiction for Filing Financing Statements:

Texas Secretary of State

ANNEX B-1 TO SECURITY AGREEMENT

COLLATERAL DESCRIPTIONS

A.    Collateral Notes and Collateral Note Security:    N/A

B.    Pledged Shares:        N/A

C.	Partnerships and Limited Liability Companies and Partnership/Limited Liability Company Agreements: N/A

D.    Commercial Tort Claims:    N/A

E.    Deposit Accounts (including name of bank, address and account number):

BANK	ADDRESS	ACCT NO.	TYPE	DESCRIPTION
AUSTIN BANK	1006 STONE ROAD KILGORE, TX 75662	49271	CHECKING	PERMIT FUND
AUSTIN BANK	1006 STONE ROAD KILGORE, TX 75662	3609002391	CHECKING	PENALTY FUND
AUSTIN BANK	1006 STONE ROAD KILGORE, TX 75662	3609001980	CHECKING	KILGORE PETTY CASH ACCT
REGIONS BANK	1717 MCKINNEY AVE. 11TH FLOOR DALLAS, TEXAS 75202	0247443359	CHECKING	COLLATERAL ACCOUNT FOR MTI’S DEBT THAT HAS BEEN REPAID

F.    Commodity Accounts (including name of bank, address and account number):    None.

G.    Securities Accounts (including name of bank, address and account number):    None.

ANNEX B-2 TO SECURITY AGREEMENT

INTELLECTUAL PROPERTY

1.    Registered Copyrights and Copyright Applications:    None.

2.    Issued Patents and Patent Applications:        None.

3.    Registered Trademarks and Trademark Applications:    None.

ANNEX B-3 TO SECURITY AGREEMENT

MATERIAL AGREEMENTS; DEFAULTS

Defaults or Potential Defaults under Material Agreements

None.

ANNEX B-4 TO SECURITY AGREEMENT

VESSELS

None.

ANNEX C TO SECURITY AGREEMENT

ACKNOWLEDGMENT OF PLEDGE

PARTNERSHIP/LIMITED LIABILITY COMPANY:                     (the “Company”)

INTEREST OWNER:                          (the “Interest Owner”)

SECURITY AGREEMENT: Pledge and Security Agreement dated as of January 2, 2019 (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”)

DATE: _______________

BY THIS ACKNOWLEDGMENT OF PLEDGE dated as of the date first above written, the Company hereby acknowledges the pledge in favor of Royal Bank of Canada (“Pledgee”), in its capacity as Collateral Agent for certain Lenders (as defined in the Security Agreement) and as Secured Party under the Security Agreement, against, and a security interest in favor of Pledgee in, all of the Interest Owner’s rights in connection with any equity interest in the Company now and hereafter owned by the Interest Owner (“Company Interest”).

A.    Pledge Records. The Company has identified Pledgee’s interest in all of the Interest Owner’s right, title, and interest in and to all of the Interest Owner’s Company Interest as subject to a pledge and security interest in favor of Pledgee in the Company’s books and records.

B.    Company Distributions, Accounts, and Correspondence. The Company hereby acknowledges that (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Company, shall be paid and remitted to the Pledgee upon demand, (ii) all funds in deposit accounts held for the account of, or otherwise payable to, the Interest Owner shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Company shall be provided to the Pledgee. The Company acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Pledgee, pay directly to the Pledgee to its offices as shall be specified by the Pledgee any and all distributions, income, and cash flow arising from the Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the organizational documents of the Company. The Pledgee may from time to time notify the Company of any change of address to which such amounts are to be paid.

Remainder of Page Intentionally Blank.
Signature Page to Follow.

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

[PARTNERSHIP/LIMITED LIABILITY COMPANY]

By:	,
as [General Partner] [Manager]

By:
Name:
Title: